Exhibit 5.1

Dentons US LLP 2000 McKinney Avenue Suite 1900 Dallas, TX 75201-1858 United States Salans FMC SNR Denton McKenna Long dentons.com

February 22, 2017

National Health Investors, Inc.

222 Robert Rose Drive

Murfreesboro, Tennessee 37129

Re:       Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to National Health Investors, Inc., a Maryland corporation (the “Company”), in connection with the filing on the date hereof by the Company with the U.S. Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration for issue and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of an indeterminate principal amount or number, as the case may be, of: (a) shares of common stock, $0.01 par value per share, of the Company (“Common Stock”); (b) shares of preferred stock, $0.01 par value per share, of the Company to be issued in one or more series (“Preferred Stock”); (c) debt securities of the Company, which may be issued in one or more series (“Debt Securities”) under an indenture in the form filed as an exhibit to the Registration Statement (as may be supplemented from time to time, the “Applicable Indenture”); (d) warrants (“Warrants”) to purchase Common Stock, Preferred Stock or Debt Securities; and (e) units consisting of Common Stock, Preferred Stock, Debt Securities, Warrants, other securities or any combination of such securities (“Units”). The Common Stock, Preferred Stock, Debt Securities, Warrants and Units are referred to herein collectively as the “Securities.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the enforceability of the Securities.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York, and we express no opinion with respect to the

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applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Various issues pertaining to Maryland law, including the validity of the Common Stock and Preferred Stock and the due authorization of the Securities by the Company, are addressed in the opinion of Venable LLP, which has been separately provided to you. We express no opinion with respect to those matters herein.

In expressing the opinions set forth below, we have assumed the following: (a) that each of the Debt Securities, Warrants and Units and the Applicable Indenture, warrant agreements and unit agreements governing such Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) that each of the Documents have been or will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, (d) that the status of the Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities, and (e) the legal capacity of all individuals executing documents. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified or photostatic copies.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. When the Applicable Indenture has been duly authorized by all necessary corporate action of the Company and duly executed and delivered by the Company, and when the specific terms of a particular series of Debt Securities have been duly established in accordance with the Applicable Indenture and authorized by all necessary corporate action of the Company, and such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor, and, in each case, in the manner contemplated by the applicable Prospectus and by such corporate action, such Debt Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. When the applicable warrant agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of the Company, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities

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February 22, 2017

issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. When the applicable unit agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Units have been duly authorized in accordance with the terms of the applicable unit agreement and authorized by all necessary corporate action of the Company, and such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable unit agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action), such Units will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions are subject to: (a) the effects of bankruptcy, insolvency, reorganization, receivership, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors; (b) the effects of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, impracticality or impossibility of performance, good faith, fair dealing and the discretion of the court before which a proceeding is brought; (c) the invalidity under certain circumstances under law or court decisions of provisions for the indemnification or exculpation of or contribution to a party with respect to a liability where such indemnification, exculpation or contribution is contrary to public policy; and (d) we express no opinion with respect to (i) consents to, or restrictions upon, governing law, jurisdiction, venue or arbitration; (ii) advance consent to the availability of, or restrictions upon, remedies or judicial relief; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) covenants not to compete; (vi) provisions for exclusivity, election or cumulation of rights or remedies; (vii) provisions authorizing or validating conclusive or discretionary determinations; (viii) grants of setoff rights; (ix) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety; (x) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation; (xi) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (xii) proxies, stock or bond powers and trusts; (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (xiv) provisions permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (xv) the creation, validity, attachment, perfection or priority of any lien or security interest; (xvi) provisions prohibiting, restricting or requiring consent to assignment or transfer of

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any right or property; (xvii) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides; and (xviii) the severability, if invalid, of provisions to the foregoing effect.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dentons US LLP